CHANGE IN CONTROL
SEVERANCE AGREEMENT

          THIS AGREEMENT between PORTLAND GENERAL CORPORATION an
Oregon
corporation ("PGC"), and                ("Executive"), dated this
     of
November, 1994.

                                       WITNESSETH:

        WHEREAS, PGC wishes to attract and retain well-qualified executives and key personnel to PGC and its family of companies, and to assure both itself and the Executive of continuity of management in the event of a change in control;

        NOW, THEREFORE, it is hereby agreed by and between the parties as follows:

          1.     Operating Agreement.

          1.1 For purposes of determining the "Term of this Agreement", this
Agreement shall commence as of October 1, 1994, and shall continue in effect through September 30, 1997; provided, however, that commencing on October 1,
1997, and each third anniversary of the commencement date of this Agreement thereafter, the term of this Agreement shall automatically be extended for three (3) additional years unless, not later than June 1 of the year of any such third anniversary, the either party shall have given notice that it does not wish to extend this Agreement; and provided further, that if a Change in
Control, as defined in Paragraph 2, of the Company, as defined in Paragraph
1.2, shall have occurred during the original or an extended term of this
Agreement, this Agreement shall continue in effect for a period of not less than thirty-six (36) months beyond the month in which such Change in Control occurred. Notwithstanding anything provided herein to the contrary, the term of this Agreement shall not extend beyond the end of the month in which
Executive shall attain "normal retirement age" under the provisions of the
Portland  General Corporation Pension Plan then in effect.

          1.2    The term "Company" shall include Portland
General Corporation
("PGC"), Portland General Electric Company ("PGE"), and any present or future parent or subsidiary corporation of PGC or PGE (as defined in Sections 425(e) and (f) of the Internal Revenue Code of 1986, as amended) or any successor to such corporations.

          2. Change in Control. For purposes of this Agreement, a "Change in Control" shall occur if during the Term of this Agreement:

          (a)    Any "person," as such term is used in Sections
13(d) and 14(d)
                 of the Securities Exchange Act of 1934, as amended (the
                 "Exchange Act") (other than PGC or PGE, any trustee or other fiduciary holding securities under an employee benefit plan of
                 PGC or PGE, or any
                 corporation owned, directly or indirectly, by the stockholders of PGC or PGE in substantially the same
proportions as their
                 ownership of stock of PGC or PGE), is or becomes the
                 "beneficial owner" (as defined in Rule 13d-3 under the
                 Exchange Act), directly or indirectly, of securities
                 representing thirty percent (30%) or more of the combined
                 voting power of PGC's or PGE's then outstanding voting
                 securities;

          (b) During any period of two consecutive years (not including any period prior to the execution of this
Agreement), individuals
                 who at the beginning of such period constitute the Board of
                 Directors of Portland General Corporation ("PGC
Board"), and
                 any new director (other than a director
designated by a person
                 who has entered into an agreement with PGC to effect a
                 transaction described in clause (a), (c) or (d) of this
                 Paragraph) whose election by the PGC Board or nomination for election by PGC's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors as of the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a
                 majority thereof;

          (c) The stockholders of PGC or PGE approve a merger or
                 consolidation of PGC or PGE with any other corporation, other than (a) a merger or consolidation which would result in the voting securities of PGC or PGE outstanding immediately prior thereto continuing to represent (either by remaining
                 outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities of PGC or PGE or such surviving entity outstanding immediately after such merger or
                 consolidation or (b) a merger or consolidation effected to implement a recapitalization of PGC or PGE (or similar
                 transaction) in which no "person" (as
hereinabove defined)
                 acquires more than thirty percent (30%) of the combined voting power of PGC's or PGE's then outstanding securities; or

          (d) The stockholders of PGC or PGE approve a plan of complete liquidation of PGC or PGE or an agreement for the sale or
                 disposition by PGC or PGE of all or
substantially all of PGC's
                 or PGE's assets.

          3. Employment. PGC hereby agrees to continue the Executive in the
Company's employ, and the Executive hereby agrees to remain in the employ of the Company, for the period commencing on the date on which there occurs a
Change in Control, and ending upon the earlier of (i) three (3) years thereafter; or (ii) the date upon which the Executive retires (the "Employment
Period").  During the Employment Period the

Executive shall exercise such authority and perform such executive duties as are commensurate with the authority being exercised and duties being performed by the Executive immediately prior to the commencement of the Employment Period, which services shall be performed at the location where the Executive was employed immediately prior to the commencement of the Employment Period or at such other location as the Company may reasonably require; provided, that the
Executive shall not be required to accept a location or travel which is unreasonable in light of the Executive's personal circumstances. The Executive agrees that during the Employment Period the Executive shall devote the
Executive's full business time exclusively to the Executive's duties as described herein and perform such duties faithfully and efficiently.

          4.     Compensation, Compensation Plans, Perquisites.
During the
Employment Period, the Executive shall be compensated as follows:

          (a) The Executive shall receive an annual salary which is not less than the Executive's annual salary immediately prior to the commencement of the Employment Period, with the opportunity for increases, from time to time thereafter, which are in
                 accordance with the Company's regular practices.

          (b) The Executive shall be eligible to participate on a reasonable basis in bonus, stock option, restricted stock and other
                 incentive compensation plans which provide opportunities to receive compensation that are equivalent to the opportunities provided under any such plans in which the Executive was
                 participating immediately prior to the
commencement of the
                 Employment Period.

          (c) The Executive shall be entitled to receive employee benefits
                 (including, but not limited to, medical, insurance and split-
                 dollar life insurance benefits) and perquisites which are
                 equivalent to the employee benefits and
perquisites to which
                 the Executive was entitled immediately prior to the
                 commencement of the Employment Period.

          5. Termination. The term "Termination" shall mean termination of the employment of the Executive with the Company prior to the end of the
Employment Period (i) by the Company for any reason other than death, Disability or Cause (as described below); or (ii) by resignation of the Executive upon the occurrence of either of the following events:

          (a) A significant detrimental change in the nature or scope of the
                 Executive's authorities or duties from those described in
                 Paragraph 3, a reduction in total compensation or customary increases from that provided in Paragraph 4, or the breach by the Company of any other provision of
                 this Agreement; or

          (b) A reasonable determination by the Executive that, as a result of a Change in Control and a change in
circumstances
                 thereafter significantly affecting the
Executive's position,
                 the Executive is unable to exercise the
authorities, powers,
                 functions or duties attached to the Executive's position as contemplated by Paragraph 3 of this Agreement.

The term "Disability" means that as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from the full-time performance of the Executive's duties with the Company for six (6) consecutive months, and within thirty (30) days after written notice of
Company's intent to terminate employment is given the Executive shall not have returned to the full-time performance of the Executive's duties.

The term "Cause" means gross misconduct or willful and material breach of this
Agreement by the Executive. The Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the
Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the PGC Board, excluding the Executive if Executive sits on the PGC Board, at a meeting of the PGC Board of which the Executive has been given reasonable notice and at which the
Executive, together with the Executive's counsel, have been given the opportunity to be heard by the Board, finding that in the good faith opinion of the PGC Board the Executive was guilty of conduct constituting gross misconduct or willful and material breach of this Agreement and specifying the particulars thereof in detail.

          6. Termination Payments. In the event of a Termination, PGC and the Company shall pay to the Executive and provide him with the following:

          (a) The Company shall pay the Executive's full base salary through the date of termination plus all other amounts to which the
                 Executive is entitled under any Company
compensation plan at
                 the time of termination.

          (b) PGC shall pay the Executive a lump sum severance payment equal to 2.99 multiplied by the Executive's "base amount" as defined in Section 280G of the Internal Revenue Code of
1986, as
                 amended (the "Code"), reduced as hereafter provided. The base amount shall be determined in accordance with temporary or final regulations, if any, promulgated under
Section 280G and
                 based upon the advice of tax counsel selected by PGC's
                 independent auditors and acceptable to the Executive. The
                 severance payment shall be reduced by the amount of any other payment or the value of any benefit the
Executive receives in
                 connection with a Change in Control (whether pursuant to the terms of this Agreement or any other plan, agreement or
                 arrangement with the

                 Company, any person whose actions result in a Change in
                 Control, or any person affiliated with the Company or such person) unless (i) Executive has waived receipt of such
                 payment or benefit; (ii) in the opinion of tax counsel
                 selected by PGC's independent auditors and acceptable to the
                 Executive such other payment or benefit does not constitute a
                 "parachute payment" within the meaning of
Section 280G(b)(2)
                 of the Code; or (iii) in the opinion of such tax counsel the sum of the severance payment, plus all other payments or
                 benefits constituting "parachute payments" within the meaning of Section 280G(b)(2) of the Code are reasonable compensation for services actually rendered, within the meaning of Section
                 280G(b)(4) of the Code or are otherwise not subject to
                 disallowance as deduction by reason of Section
280G of the
                 Code. The value of any non-cash benefit or any deferred
                 payment or benefit shall be determined by PGC's independent auditors in accordance with the principles of Sections
                 280G(d)(3) and (4) of the Code.

          (c) To the extent that the Executive or any of the Executive's dependent's may be covered under the terms of any medical and dental plans of the Company for active employees immediately prior to the Termination, the Company will provide the
                 Executive and those dependents with equivalent coverages for a period not to exceed thirty-six (36) months from the
                 Termination. The coverages may be procured directly by the
                 Company apart from, and outside of the terms of the plans
                 themselves, provided that the Executive and the Executives dependents comply with all of the conditions of the medical or dental plans. In consideration for these benefits, the
                 Executive must make contributions equal to those required
                 from time to time from employees for equivalent coverages
                 under the medical or dental plans.

All payments or benefits provided for above shall be made available not later than the thirtieth day following the date of Termination together with interest at the rate provided in Section 1274(b)(2)(B) of the Code computed from the date of Termination. The parties agree that, because there can be no exact measure of the damage which would occur to the Executive as a result of a
Termination of Executive by PGC, the payments and benefits shall be deemed to constitute liquidated damages and not a penalty for PGC's Termination of
Executive.

          7. No Duty of Mitigation. PGC acknowledges and agrees that
Executive shall have no duty to mitigate any damages the Executive may incur by reason of Termination under this Agreement and that Executive shall be entitled to receive the payments and benefits provided for in Paragraph 6 above regardless of any income which Executive may receive from other sources after any such termination nor shall it be offset against any amount claimed to the owed by the Executive to the Company.

          8.     Claims Procedure.

          8.1    Claims for any benefits due under this Agreement
shall be made
in writing by the Executive to PGC which shall respond in writing as soon as
practicable.   Such claim shall state in full the basis of the
claim and the
factual information to be considered when reviewing the claim for benefits.

          8.2 If the claim is denied, the written notice of denial shall state:

          (a) The reasons for the denial or dispute, with specific reference to the Agreement provisions upon which the denial or dispute is based; and

          (b) A description of any additional material or information necessary for any reconsideration and an explanation of why it is necessary.

          8.3 Any person whose claim is denied or who has not received a response within fifteen (15) days may request review by notice given in writing to the Senior Administrative Officer. The claim shall be reviewed by the
Senior Administrative Officer, who may, but shall not be required to grant the claimant a hearing. On review, the claimant may have representation, examine pertinent documents and submit issues and comments in writing.

          8.4    The decision of the Senior Administrative
Officer on review
shall be made within fifteen (15) days. The decision shall be in writing and shall state the reasons and the relevant Agreement provisions.

          8.5 "Senior Administrative Officer" shall mean the employee in the management position designated by the Human Resources Committee, or its successor committee, of the PGC Board, to handle administrative matters under this Agreement.

          9. Appeals Procedure. Any controversy or claim arising out of or relating to this Agreement or the breach thereof, shall be settled, at the sole option of the Executive, in either of the two methods set forth in subsections
(a) and (b) as follows:

          (a) Arbitration in the City of Portland, Oregon, in accordance with the laws of the State of Oregon by three arbitrators, one of whom shall be appointed by PGC, one by the Executive and the third of whom shall be appointed by the first two
                 arbitrators. If the first two arbitrators cannot agree on the appointment of a third arbitrator, then the third arbitrator shall be appointed by the Chief Judge of the United States
                 District Court for the District of Oregon. The arbitration shall be conducted in accordance with the rules of the
                 American Arbitration Association, except with respect to the selection of arbitrators which shall be as provided in
                 Paragraph 9.  Judgment upon the award
                 rendered by the arbitrators may be entered in any court having jurisdiction thereof; or

          (b)    Suit in any court of competent jurisdiction.

          10. Attorneys Fees. If the Executive, in good faith, believes PGC or the Company have failed to pay or provide payment of any amounts required to be paid or provided for hereunder at any time, the Executive shall be entitled to consult with independent counsel, and PGC agrees to pay the reasonable fees and expenses of such counsel for the Executive in advising him in connection therewith or in bringing any proceedings, or in defending any proceedings, including any appeal arising from any proceeding, involving the
Executive's rights under this Agreement, such right to reimbursement to be immediate upon the presentment by the Executive of written billings of such reasonable fees and expenses. The Executive shall be entitled to the prime rate of interest established from time to time at United States National Bank of Oregon or its successor for any payments of such expenses, or any other payments under this Agreement, that are overdue.

          11.    Notices.   Any notices,  requests, demands  and
other
communications provided for by this Agreement shall be sufficient if in writing and if sent by registered or certified mail to the Executive at the last address the Executive has filed in writing with the Company or, in the case of PGC or the Company, at its principal executive offices.

          12. Non-Alienation. The Executive shall not have any right to pledge, hypothecate, anticipate or in any way create a lien upon any amounts provided under this Agreement; and no benefits payable hereunder shall be assignable in anticipation of payment either by voluntary or involuntary acts, or by operation of law.

          13.    Amendment.   This  Agreement may be amended or
cancelled only
by mutual agreement of the parties in writing, without the consent of any other person, and so long as the Executive lives no person, other than the parties hereto, shall have any rights under or interest in this Agreement or the subject matter hereof.

          14.    Severability.   In  the event  that any
provision or portion
of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect.

          15.    Terms.   Whenever  necessary in  this instrument
and where in
the context so requires the singular term and the related pronoun shall include the plural, and the masculine, feminine and neuter shall be freely interchangeable.

          16. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto pertaining to the employment of the
Executive in the event that a

Change  in  Control  as  described  in  Paragraph  2  above
occurs  and
supersedes any and all  prior  and contemporaneous agreements, understandings,
negotiations  and  discussions, whether  oral or  written, of the parties with
respect thereto,  except change of control provisions in the
Company's benefit
and compensation plans in which Executive is a  participant.   No
supplement,
modification or waiver of this Agreement or any provisions hereof shall be binding unless executed in writing by the parties to be bound thereby.

          17. Not an Employment Contract. This Agreement shall not in any way affect either the Executive's, PGC's or the Company's right to terminate the employment relationship at any time prior to a Change in Control. In such case, neither the Executive, PGC nor the Company shall have any rights under this Agreement.

          18.    Governing  Law.  The provisions of  this
Agreement shall be
construed  in accordance with the laws of the State of Oregon.

          19.    Successors; Binding Agreement.   PGC  and the
Company will
require  any successor  (whether direct or indirect,  by
purchase,  merger,
consolidation  or otherwise)  to all  or substantially  all of the business
and/or  assets of PGC or the  Company to expressly assume and agree to perform
this Agreement in the same manner  and to  the same  extent that
PGC or  the
Company  would be  required to perform it  if no  such succession had taken
place.  Failure  of PGC or the Company to obtain such assumption and agreement
prior to the effectiveness of any  such succession shall be a breach of this
Agreement and  shall entitle the Executive to compensation from
PGC and  the
Company in the same amount  and on the same terms as the
Executive  would be
entitled  to hereunder upon a  Termination (as defined  in
Paragraph  5)
following a Change  in Control, except that for  purposes of implementing the
foregoing, the  date on  which any such succession becomes
effective shall be
deemed  the date of  Termination.  As used in this Agreement,
"Company" shall
mean the Company  as hereinbefore defined and any successor to its business
and/or assets as aforesaid which assumes and agrees to perform this Agreement
by operation of law,  or otherwise.  This Agreement shall inure to the benefit
of and be enforceable  by the Executive's  personal or legal representatives,
executors, administrators,  successors, heirs,  distributees, devisees and
legatees.   If the  Executive should  die while  any amount would
still be
payable to the Executive hereunder if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee or other designee or, if there is no such designee, to the Executive's estate.

          IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board of Directors, the
Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

Executive

                                                PORTLAND GENERAL
CORPORATION


                                                By:

                                                Its: